EXHIBIT 4.4



                             DEBT TRANSFER AGREEMENT




                              DATED 19th June, 2003



                                     BETWEEN



                        Cordiant Communications Group plc
                                 as the Company

                                      -and-

                             Cordiant Finance, Inc.
                               as the Note Issuer

                                      -and-

                        The parties listed in Schedule 1
                         as Transferring Finance Parties

                                      -and-

                                  HSBC Bank plc
                           as Common Security Trustee

                                      -and-

                                  HSBC Bank plc
                                 as Paying Agent

                                      -and-

                              WPP No. 2337 Limited
                                  as Purchaser

                                      -and-

                                  WPP Group plc
                                  as Guarantor

                                 ALLEN & OVERY

                                     London

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                                    CONTENTS

Clause                                                                    Page

1.       Interpretation......................................................1
2.       Transfer Agreement..................................................5
3.       Payment.............................................................7
4.       Release.............................................................8
5.       Overdraft Facility and Swingline Facility...........................8
6.       Co-operation........................................................9
7.       Common Security Trustee, Security Trustee and Agent................10
8.       Confidentiality....................................................11
9.       Transferring Finance Party representations.........................12
10.      Guarantor/Purchaser Representations................................13
11.      Changes to the Parties.............................................14
12.      Default interest...................................................14
13.      VAT................................................................15
14.      Paying Agent.......................................................15
15.      Guarantee and indemnity............................................18
16.      Miscellaneous......................................................20
17.      Notices............................................................22
18.      Language...........................................................23
19.      Severability.......................................................23
20.      Waivers and remedies cumulative....................................23
21.      Counterparts.......................................................23
22.      Governing law......................................................24
23.      Enforcement........................................................24

Schedule

1.       Transferring Finance Parties.......................................25
2.       Form of Substitution Certificate...................................27
3.       Account Details....................................................36
4.       Form of Accession Letter...........................................37
5.

Signatories.................................................................52

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THIS DEBT TRANSFER AGREEMENT is dated 19th June, 2003 between:

(1)     Cordiant  Communications  Group plc  (registered  number  1320869)  (the
        Company);

(2) Cordiant Finance, Inc (the Note Issuer) as issuer of the Notes under the Note Purchase Agreement;

(3) The parties listed in Part 1 of Schedule 1 (Transferring Finance Parties) as transferring noteholders (each a Transferring Noteholder);

(4) The parties listed in Part 2 of Schedule 1 (Transferring Finance Parties) as transferring banks (each a Transferring Bank);

(5) HSBC Bank plc as common security trustee for the Finance Parties (in this capacity the Common Security Trustee);

(6) HSBC Bank plc as agent and security trustee under the Credit Agreement (in this capacity, the Agent or the Security Trustee);

(7) HSBC Bank plc as overdraft bank under the Credit Agreement (in this capacity, the Original Overdraft Bank);

(8) Fleet National Bank as swingline bank under the Credit Agreement (in this capacity, the Original Swingline Bank);

(9)     HSBC BANK PLC as paying agent (in this capacity, the Paying Agent);

(10)    WPP NO. 2337 LIMITED (registered number 4679453) (the Purchaser); and

(11)    WPP Group plc (registered number 1003653) (the Guarantor).

1.      INTERPRETATION

1.1     Definitions

        In this Agreement:

        Bank Debt means the Debt owed to the Transferring Banks.

        Bank Finance Documents has the meaning given to it in the Credit Agreement.

        Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York City.

        Common Security Trust Deed means the trust deed dated 19th April, 2002 between amongst others, the Company, the holders of the Notes set out in Part B of Schedule 3 thereto, the Common Security Trustee and the Agent.

        Completion Date means 20th June, 2003.

        Consideration   means  the  Total   Principal  Debt  plus  the  Interest
        Component.

        Contribution has the meaning given to the term in the Credit Agreement.

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        Co-ordinators'   Engagement   Letters  means  the  Bank   Co-ordinators'
        Engagement Letter and the Noteholders Co-ordinators' Engagement Letter, relating to the Finance Documents and each dated 15th May, 2003.

        Credit Agreement means the (pounds)155,871,146.52 credit agreement dated 4th July, 2000 between (among others) the Company and HSBC Bank plc (as amended and restated pursuant to a restructuring deed dated 19th April,
        2002).

        Creditor has the meaning given to that term in the Intercreditor Agreement.

        Debt means all Liabilities payable or owing by any member of the Group to the Transferring Finance Parties under or in connection with any Finance Document.

        Exchange Rate means the Paying Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with another currency at or about 11.00 a.m. on a particular day.

        Finance  Document  means  a Bank  Finance  Document  or a  Note  Finance
        Document.

        Finance  Party  has  the  meaning  given  to  that  term  in the  Credit
        Agreement.

        Group means the Company and its Subsidiaries.

        Intercreditor Agreement has the meaning given to that term in the Credit Agreement.

        Interest Component means the amount referred to in Clause 3.4(a)(i) (Application of the Consideration).

        Liability means any present or future liability (actual or contingent), together with:

        (a) any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

        (b) any claim for damages or restitution in the event of rescission of that liability or otherwise; and

        (c) any claim flowing from any recovery by a payment or discharge in respect of that liability on grounds of preference or otherwise.

        Note Purchase Agreement means the Amended and Restated Note Purchase Agreement dated as of April 19, 2002, among the Note Issuer, as issuer, the Company, as parent guarantor and the holders of the Notes party thereto.

        Noteholder Debt means Debt owed to the Transferring Noteholders.

        Notes has the meaning given to it in the Note Purchase Agreement.

        Notes Finance Documents means the "Finance Documents" as defined in the Note Purchase Agreement.

        Obligor means any member of the Group which is a party to a Finance Document.

        Overdraft  Bank  has  the  meaning  given  to that  term  in the  Credit
        Agreement.

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        Overdraft  Facility  has the  meaning  given to that term in the  Credit
        Agreement.

        Overdraft Net Balance is defined in Clause 3.4 (Application of the Consideration).

        Party means a party to this Agreement.

        PIK Management Fee has the meaning given to that term in the Note Purchase Agreement.

        Principal Debt with respect to a Transferring Finance Party means the principal amount of indebtedness owed to that Transferring Finance Party under the Credit Agreement as at the Completion Date or the principal amount of indebtedness owed to that Transferring Finance Party in respect of the Notes and the Note Purchase Agreement as at the Completion Date, as applicable, in each case excluding:

        (a)     accrued or capitalised interest (if any);

        (b)     any fees, costs or expenses;

        (c)     any  penalty,   liquidated  damages,  prepayment  or  make-whole
                amounts; or

        (d)     any other amount which is not in the nature of principal,

        but, in the case of a Transferring Bank, including that Transferring Bank's share of the Overdraft Net Balance and the counter-indemnity obligations in respect of the principal amount of any outstanding Swingline Letters of Credit (as defined in the Credit Agreement)) as at the Completion Date, being in all cases the indicative amount for such Transferring Finance Party set out opposite its name in Schedule 1 (Transferring Finance Parties) as at 16th June, 2003 (assuming an Overdraft Net Balance of zero), as updated by the Agent by the delivery of a Replacement Schedule.

        Receiving Account means the account details for the Paying Agent as set out in Schedule 3 (Account Details).

        Replacement Schedule is defined in Clause 2.2(d) (Completion).

        Security Trust Deed has the meaning given to that term in the Credit Agreement.

        Steering Committee means the committee appointed by the Finance Parties to represent their interests in connection with the repaying of the Debt.

        Swingline  Bank  has  the  meaning  give  to  that  term  in the  Credit
        Agreement.

        Subsidiary of a person means any company or entity directly or indirectly controlled by such person or any entity (whether or not so controlled) treated as a subsidiary in the financial statements of that person from time to time, for which purpose control means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or the right to control its policies and management whether by contract or otherwise (and controlled shall be construed accordingly) and includes a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

        Substitution Certificate means a global certificate in substantially the form of Schedule 2 (Form of Substitution Certificate). The Substitution Certificate is a "Substitution Certificate" for the purposes of the Credit Agreement.

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        Total  Principal  Debt means the aggregate of the Principal Debt for all of the Transferring Finance Parties, being the aggregate of the indicative amounts set out in Schedule 1 (Transferring Finance Parties) as at 16th June, 2003 (assuming an Overdraft Net Balance of zero), as updated by the Agent by delivery of a Replacement Schedule.

        Transfer means the transfer and novation of the Debt by the Transferring Finance Parties to the Purchaser in accordance with this Agreement, the Transfer Documents and the Finance Documents.

         Transfer Documents means:

        (a) the relevant accession deeds to the Common Security Trust Deed, the Intercreditor Agreement and the Security Trust Deed for the Purchaser to accede as the relevant finance parties under those agreements, in substantially the form set out in the Common Security Trust Deed and the Security Trust Deed; and

        (b)     the Substitution Certificate.

        Transferring  Finance  Party  means  a  Transferring   Noteholder  or  a
        Transferring Bank.

1.2     Construction

(a)    In this Agreement, unless the contrary intention appears, a reference to:

        (i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

        (ii) assets includes present and future properties, revenues and rights (including contractual rights) of every description;

        (iii)   an authorisation includes an authorisation,  consent,  approval,
                resolution,   licence,   exemption,   filing,   registration  or
                notarisation;

        (iv) disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

        (v)     indebtedness   includes  any  obligation  (whether  incurred  as
                principal or as surety) for the payment or repayment of money;

        (vi) a person includes any individual, company, limited liability company, corporation, unincorporated association or body (including a partnership, limited partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

        (vii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (viii) a currency is a reference to the lawful currency for the time being of the relevant country;

        (ix) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

        (x) a Clause, a Subclause, paragraph, sub-paragraph or a Schedule is a reference to a clause, subclause, paragraph or sub-paragraph of, or a schedule to, this Agreement;

        (xi) a Party or any other person includes its successors in title, permitted assigns and permitted transferees, except that a reference to the Paying Agent or the Common Security Trustee in Clauses 3 (Payment), 6 (Co-operation)and 7 (Common Security Trustee, Security Trustee and Agent) shall in any event be to HSBC Bank plc;

        (xii) a Finance Document, this Agreement or another document is a reference to that Finance Document, this Agreement or other document as amended; and

        (xiii)  a time of day is a reference to London time.

(b) Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of this Agreement, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of this Agreement.

(c) Unless the contrary intention appears a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement.

(d)     The headings in this Agreement do not affect its interpretation.

2.      TRANSFER AGREEMENT

2.1     Agreement

(a) Each Transferring Finance Party hereby agrees to sell and the Purchaser hereby agrees to purchase on the Completion Date all (but not part only, except in the case of Deutsche Bank AG, London Branch as a Transferring Bank, which hereby agrees to sell only that part of its participation in the Debt referred in Schedule 1 (Transferring Finance Parties)) of that Transferring Finance Party's participation in all of the Debt in consideration of the Purchaser's payment to the Transferring Finance Parties of the Consideration.

(b)     This Agreement is effective on the date of this Agreement.

(c) Completion of the Transfer and payment of the Consideration under this Agreement shall take place on the Completion Date in accordance with Clause 2.2 (Completion).

2.2 Completion

(a)     On the Completion Date:

        (i) each Transferring Bank shall deliver to the Purchaser the Substitution Certificate in respect of its entire participation in the Debt, duly executed by it;

        (ii) each Transferring Noteholder shall sell, assign and transfer to the Purchaser each Note held by it and this Agreement shall effect such sale, assignment and transfer (notwithstanding any of the provisions set out in section 15.2 (Transfer and

                Exchange  of  Notes)  of  the  Note  Purchase   Agreement)  with
                immediate effect on the Completion Date without more;

        (iii)   the Purchaser  shall pay the  Consideration  to the Paying Agent
                for  the  Transferring   Finance  Parties  for  distribution  in
                accordance with Clause 3.4 (Application of the Consideration);

        (iv) the Purchaser will execute the Transfer Documents, to take effect on the Completion Date;

        (v) the Note Issuer shall issue a replacement Note in favour of the Purchaser and register the Purchaser as the holder of such Note pursuant to section 15.1 (Registration of Notes) of the Note Purchase Agreement;

        (vi) the Purchaser shall pay (on behalf of the Company and in consideration for the mutual covenants contained herein) any amounts owing (whether or not yet due) to any Transferring Finance Party under the Co-ordinator's Engagement Letters as at the Completion Date; and

        (vii) the Purchaser shall pay (on behalf of the Note Issuer and in consideration for the mutual covenants contained herein) to the Paying Agent for the Transferring Noteholders on a pro rata basis (pounds) 250,000 pounds in aggregate in full satisfaction of any unpaid PIK Management Fee owing to the Transferring Noteholders.

        Each of the actions described above shall occur simultaneously on the Completion Date.

(b) As soon as reasonably practicable after the Completion Date (and in any event not more than 10 Business Days after the Completion Date or such longer period as agreed by the Purchaser), each Transferring Noteholder shall surrender to the Purchaser each original Note held by it.

(c) On the Completion Date the Company will pay or procure that the Obligors pay (and to the extent that the Company or the Obligors fail to pay, the Guarantor will pay) to the Paying Agent all amounts owing to the Transferring Finance Parties (or any of them) under the Finance Documents as at the Completion Date:

        (i)     in respect of all expenses payable thereunder;

        (ii) in respect of accrued Swingline Bank fees, Overdraft Bank fees, commitment fees, Agent's fees and Common Security Trustee's fees to the Completion Date; and

        (iii) pursuant to Clause 16.5 (Costs and expenses) (other than fees owing under the Co-ordinator's Engagement Letters).

(d) The Agent shall provide to the Purchaser an updated replacement Schedule 1 (Transferring Finance Parties) (the Replacement Schedule) no later than 12 Noon on the Completion Date reflecting:

        (i) fluctuations in the Overdraft Net Balance as at close of business on the Business Day before the Completion Date; and

        (ii) transfers and novations of the Debt by Transferring Finance Parties taking effect on or prior to the Completion Date in accordance with Clause 11 (Changes to the Parties).

3.      PAYMENT

3.1     Place

        All payments by the Company, the Purchaser or the Guarantor under this Agreement shall be made to the Receiving Account. All amounts paid into the Receiving Account shall be promptly distributed by the Paying Agent in accordance with this Agreement.

3.2     Funds

        Payments under this Agreement shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency in the place of payment.

3.3     Use of Consideration

(a) A payment of any amount by the Company, the Purchaser or the Guarantor to the Paying Agent shall be a good discharge of the obligation to pay that amount to the Transferring Finance Parties.

(b) Neither the Purchaser nor the Guarantor shall have any obligation to monitor or verify the application of such amounts by the Paying Agent including, without limitation, any payments made in accordance with Clause 3.4 (Application of the Consideration) or Clause 5.1(a) (Overdraft Facility).

3.4     Application of the Consideration

(a)     The Paying Agent will apply the Consideration received by it as follows:

        (i) to each Transferring Finance Party the amount of accrued interest under the Finance Documents owing to such Transferring Finance Party as at the Completion Date;

        (ii)    in payment to:

                (A) if Clause 5.1(c) (Overdraft Facility) does not apply, the Overdraft Bank of an amount equal to the overdraft outstandings following the reduction pursuant to Clause 5.1(a) (Overdraft Facility) (the Overdraft Net Balance); and

                (B) the Swingline Bank of an amount equal to the aggregate principal amount of all outstanding Swingline Letters of Credit issued by it (for this purpose converted by the Paying Agent into sterling at the Exchange Rate on the Completion Date) and (without double counting) any amounts in respect of which it is entitled to an indemnity from the Obligors in respect of any Swingline Letters of Credit issued by it under which demand has been made on or prior to the Completion Date by the beneficiary thereof (for this purpose converted by the Paying Agent into sterling at the Exchange Rate on the Completion Date) (the amounts referred to in this sub-paragraph (B) the Swingline Amount);

        (iii) in payment to the Transferring Finance Parties in respect of their Principal Debt; for this purpose:

                (A) in the case of the Transferring Banks, the Swingline Amount and, if Clause 5.1(c) (Overdraft Facility) does not apply, the Overdraft Net Balance), shall each be excluded; and

                (B) the Noteholder Debt will be notionally converted to sterling by the Paying Agent at the Exchange Rate on the Completion Date.

(b) Payments by the Paying Agent to the Transferring Noteholders will be converted into U.S. dollars by the Paying Agent at the Exchange Rate on the Completion Date.

4.      RELEASE

(a) Each Party agrees that, on completion occurring in accordance with Clause 2.2 (Completion):

        (i) subject to Clause 5.1(c) (Overdraft Facility), the Purchaser will assume all of the rights and obligations of the Transferring Finance Parties in respect of the Debt in substitution for the Transferring Finance Parties, and the Transferring Finance Parties will be released from those obligations and shall cease to have any of those rights; and

        (ii) the Transferring Finance Parties, the Company and the Note Issuer waive any consents, authorisations or formalities otherwise required under the Finance Documents in connection with the Transfer;

        (iii) the Company confirms each Obligor's authority to the Agent to execute the Substitution Certificate; and

        (iv) no Obligor shall have any liability to any Transferring Finance Party and no Transferring Finance Party shall have any right, claim or action against an Obligor in connection with the Finance Documents.

(b) Each Party agrees that no Transferring Finance Party shall be responsible or have any liability to the Purchaser or any other person if any of the rights, claims, guarantees or security under or constituted by the Finance Documents is damaged, impaired, vitiated, discharged or otherwise affected by reason of anything in, or anything contemplated by, this Agreement or the transactions contemplated by this Agreement.

5.      OVERDRAFT FACILITY AND SWINGLINE FACILITY

5.1     Overdraft Facility

(a) Subject to paragraph (c) below, on the Completion Date, the Original Overdraft Bank shall exercise its rights of set-off (and, to the extent necessary, enforce any guarantees given to the Original Overdraft Bank) to reduce the overdraft outstandings (if any) to their net amount on that date.

(b) Immediately following the reduction under paragraph (a) above on the Completion Date (and without any further action by any other person):

        (i) with the consent of the Company (as "Parent" under the Credit Agreement), as evidenced by the Company's execution of this Agreement, the Original Overdraft Bank shall resign from its appointment as Overdraft Bank under the Credit Agreement;

        (ii)    the  Original   Overdraft   Bank  shall  be  released  from  its
                obligations under the Credit Agreement;

        (iii) the Purchaser shall be appointed by the Company (as "Parent" under the Credit Agreement) as successor Overdraft Bank under the Credit Agreement; and

        (iv) the Original Overdraft Bank shall assign its rights as Overdraft Bank under the Credit Agreement and the other Finance Documents to the Purchaser and the Purchaser shall assume the rights and obligations of the Original Overdraft Bank as Overdraft Bank under the Credit Agreement.

(c) If requested by the Company, on the Completion Date the Purchaser will place (pound) 6,000,000 with the Original Overdraft Bank (together with documentation reasonably acceptable to the Original Overdraft Bank) as cash collateral for the Overdraft Facility or make such other alternative arrangements as the Original Overdraft Bank agrees with the Purchaser, and in each case paragraphs (a) and (b) above will not apply, the Overdraft Net Balance will be deemed to be nil, no balance relating to the Overdraft Facility or any account relating to the Overdraft
        Facility shall be assigned or transferred and the Original Overdraft Bank will continue the Overdraft Facility for up to 75 days on a demand basis pending replacement arrangements acceptable to the Original Overdraft Bank being put in place.

5.2     Swingline Bank

        On the Completion Date (and without any further action by any other person):

        (a) with the consent of the Company (as "Parent" under the Credit Agreement), as evidenced by the Company's execution of this Agreement, the Original Swingline Bank shall resign from its appointment as Swingline Bank under the Credit Agreement;

        (b)     the  Original   Swingline   Bank  shall  be  released  from  its
                obligations under the Credit Agreement;

        (c) the Purchaser shall be appointed by the Company (as "Parent" under the Credit Agreement) as successor Swingline Bank under the Credit Agreement; and

        (d) the Original Swingline Bank shall assign its rights as Swingline Bank under the Credit Agreement and the other Finance Documents to the Purchaser and the Purchaser shall assume the rights and obligations of the Original Swingline Bank as Swingline Bank under the Credit Agreement.

6.      CO-OPERATION

(a) The Transferring Finance Parties shall, at the expense of the Purchaser, take whatever action the Purchaser may reasonably require for facilitating the Transfer under this Agreement for a period of 30 days following the Completion Date (or such later date as the Transferring Finance Parties and the Purchaser agree), including without limitation the execution of any transfer, conveyance and assignment and the giving or making of any notice, order, direction or registration. The Transferring Finance Parties shall not be obliged to incur any material expense under this paragraph (a) unless they are secured or payment is otherwise assured, in each case to their satisfaction.

(b) The Purchaser shall, at its expense, take whatever action the Transferring Finance Parties may reasonably require for facilitating the Transfer under this Agreement following the Completion Date, including the execution of any transfer, conveyance and assignment and the giving or making of any notice, order, direction or registration.

(c) The Common Security Trustee shall deliver to the Purchaser within 15 Business Days of the date of this Agreement an executed, certified or conformed copy of each Finance Document (other than lease approvals or any Finance Documents which are no longer in force).

7.      COMMON SECURITY TRUSTEE, SECURITY TRUSTEE AND AGENT

7.1     Common Security Trustee

(a) To the extent that the Common Security Trustee is not reimbursed by the Purchaser pursuant to the indemnity applicable to it in clause 6.8 of the Common Security Trust Deed in respect of the Purchaser's pro rata share of all or any liabilities, damages, costs, claims, reasonable charges or expenses referred to in clause 6.3 of the Common Security Trust Deed (that pro rata share of the Purchaser being the Reimbursable Liabilities) the Guarantor will indemnify the Common Security Trustee on demand for those Reimbursable Liabilities.

(b) To the extent that the Common Security Trustee is not reimbursed by the Purchaser in respect of the Reimbursable Liabilities (the Shortfall) each of the Transferring Finance Parties will indemnify the Common Security Trustee on demand for its share (as determined in accordance with paragraph (c) below) of the Shortfall.

(c) For the purposes of this Clause, a Transferring Finance Party's share of any of the Shortfall is the proportion which that Transferring Finance Party's participation in the Bank Debt or the Noteholder Debt (as the case may be) immediately before the Transfer bore to the aggregate of the Bank Debt and the Noteholder Debt being transferred under this Agreement.

7.2      Security Trustee

(a) To the extent that the Security Trustee is not reimbursed by the Purchaser pursuant to the indemnity in clause 19.12 of the Credit
        Agreement in respect of the Purchaser's pro rata share of all costs, charges and expenses referred to in clause 19.12 of the Credit Agreement (that pro rata share of the Purchaser being the ST Reimbursable Liabilities) the Guarantor will indemnify the Security Trustee on demand for those ST Reimbursable Liabilities.

(b) To the extent that the Security Trustee is not reimbursed by the Purchaser in respect of all or any of the ST Reimbursable Liabilities (the ST Shortfall) each of the Transferring Banks will indemnify the Security Trustee on demand for its share (as determined in accordance with paragraph (c) below) of the ST Shortfall.

(c) For the purposes of this Clause, a Transferring Bank's share of any of the ST Shortfall is the proportion which that Transferring Bank's participation in the Bank Debt immediately before the Transfer bore to the aggregate of the Bank Debt and the Noteholder Debt being transferred under this Agreement.

7.3     Agent, Common Security Trustee and Security Trustee

        Each of the Company (on behalf of itself and the Obligors) and the Purchaser and the Guarantor hereby:

        (a) acknowledges that it is the intention of HSBC Bank plc to retire from its appointment as Agent, Common Security Trustee and Security Trustee under the Finance

                Documents as soon as possible after the date of this  Agreement,
                unless  HSBC  Bank  plc   subsequently   agrees  to  retain  its
                appointment following a request by the Purchaser; and

        (b) agrees that it will do all things reasonably requested by HSBC Bank plc (including the execution of amendments to the Finance Documents) to facilitate such resignation.

8.      CONFIDENTIALITY

(a)     Each Party must keep  confidential  this Agreement and the  transactions
        contemplated   by  it.   However,   a  Party  is  entitled  to  disclose
        information:

        (i) which is or becomes publicly available, other than as a result of a breach by that Party of this Clause;

        (ii) to any person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law or regulation applicable to such Party, or (B) in response to any subpoena or other legal process, or (C) in connection with any litigation to which it is a party;

        (iii) if required to do so under any applicable law or regulation (including any request by the Panel or the Listing Rules of the UK Listing Authority);

        (iv)    to  a  governmental,   banking,  taxation  or  other  regulatory
                authority;

        (v)     to the extent allowed under paragraph (c) below;

        (vi) which relates to the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind relating to such tax treatment and tax structure;

        (vii)   to  its  directors,   officers,  trustees,   employees,  agents,
                attorneys and affiliates (whose duties require them to maintain the confidentiality of such information);

        (viii) to its financial advisors and other professional advisers who agree, or whose duties require them, to hold confidential such information substantially in accordance with the terms of this Clause 8;

        (ix) the National Association of Insurance Commissioners or any similar organisation, or any recognised rating agency that requires access to information about a Transferring Finance Party's investment portfolio;

        (x) any Institutional Investor (as defined in the Note Purchase Agreement) to which a Transferring Noteholder sells or offers to sell Notes or any part thereof or any participation therein provided such Institutional Investor agrees in writing to be bound by the terms of this Clause 8; or

        (xi) any person from which such Transferring Noteholder offers to purchase any security of the Note Issuer or the Company provided such person agrees in writing to be bound by the terms of this Clause 8.

(b) In connection with the foregoing, any Person shall be free to consult any tax advisor regarding the tax treatment or tax structure of the transactions. For the purposes of this

        Clause 8, the tax treatment of the transactions is the purported or claimed U.S. Federal income tax treatment of the transaction, and the tax structure of the transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions. Person for the purposes of this paragraph (b) includes any employee, representative, or other agent of any Party to this Agreement.

(c) A Party may disclose to an affiliate a copy of this Agreement and any information which it has acquired under or in connection with this Agreement.

9.      TRANSFERRING FINANCE PARTY REPRESENTATIONS

9.1     Representations

        The representations set out in this Clause are made by each Transferring Finance Party (on a several basis) to the Purchaser and to each other Transferring Finance Party on the date of this Agreement and the Completion Date.

9.2     Status

        It is duly incorporated or organised as the case may be and validly existing (and in the case of a corporation incorporated in the United States, in good standing) under the laws of the jurisdiction of its incorporation or organisation.

9.3     Powers and authorities

        It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the Transfer Documents to which it is a party and the transactions contemplated by this Agreement.

9.4     Legal validity

        This Agreement and the Transfer Documents to which it is a party each constitutes (or will, when executed, constitute) its legally valid, binding and enforceable obligation (subject to applicable bankruptcy, reorganisation, insolvency moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

9.5     Non-conflict

        The  entry  into  and  performance  by  it  of,  and  the   transactions
        contemplated by, this Agreement and the Transfer Documents to which it is a party do not and will not conflict in any material respect with:

        (a)     any law or regulation applicable to it; or

        (b)     its constitutional documents.

9.6     Authorisations

        All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement and the Transfer Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

9.7     Debt

(a) It is the sole legal and beneficial owner of its participation in the Bank Debt or, as applicable, the sole owner and holder of its Notes and in each case the corresponding benefits under the Finance Documents free from any security interest, option or subordination in favour of any person other than the Purchaser (except in relation to any sub-contracting or sub-participating of its participation, where the relevant Transferring Finance Party is and remains liable under the Finance Documents for its obligations);

(b) (except in the case of the Overdraft Bank as permitted by Clause 5.1(a) (Overdraft Facility)) it has not exercised any right of any set-off, counterclaim or other defence which it may have in respect of its participation in the Debt; and

(c) as at 16th June, 2003 its relevant ownership and participations in the principal amount of the Bank Debt (assuming an Overdraft Net Balance of zero) (in the case of Deutsche Bank AG, London Branch as a Transferring Bank limited to that portion being transferred pursuant to Clause 2.1(a) (Agreement)) and the Notes is as set out in Schedule 1 (Finance Parties) and as at the Completion Date such relevant ownership and participations in the principal amount of the Bank Debt and the Notes is as set out in the Replacement Schedule.

10.     GUARANTOR/PURCHASER REPRESENTATIONS

        The representations set out in this clause are made by each of the Guarantor and the Purchaser to the Transferring Finance Parties on the date of this Agreement and the Completion Date.

10.1    Status

        It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

10.2    Powers and authorities

        It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the Transfer Documents to which it is a party and the transactions contemplated by this Agreement.

10.3    Legal validity

        This Agreement and the Transfer Documents to which it is a party each constitutes its legally valid, binding and enforceable obligation.

10.4    Non-conflict

        The  entry  into  and  performance  by  it  of,  and  the   transactions
        contemplated by, this Agreement and the Transfer Documents to which it is a party do not and will not conflict with:

        (a)     any law or regulation applicable to it; or

        (b)     its constitutional documents.

10.5    Authorisations

        All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement and the Transfer Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

10.6    Securities Act

(a) The Purchaser is purchasing the Notes as principal for its own account, for investment purposes only and not with a view to any resale or distribution thereof. The Purchaser understands that no liquid market exists for the Notes and the Purchaser acknowledges that the Purchaser is financially capable of bearing the potential risks associated with holding its investment in the Notes for an indefinite period of time.

(b) The Purchaser has received copies of each of the Note Finance Documents, has reviewed the Note Finance Documents and is, except as provided herein, acquiring the Notes in accordance and in compliance with the procedural requirements set out in section 15 (Registration; Exchange; Substitution of Notes) of the Note Purchase Agreement, clause 9.6 (Transfer by the Noteholders) of the Common Security Trust Deed and clause 9.1 (Transfer and Termination) of the Intercreditor Agreement in connection with its acquisition of the Notes.

(c) The Purchaser understands that the Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the Securities Act), are being sold in a transaction exempt from the registration requirements of the Securities Act, are "restricted securities" as defined by Rule 144(a)(3) under the Securities Act, and may not be reoffered or resold in a transaction to which the Securities Act applies, except pursuant to registration under, or an exemption from the registration requirements of, the Securities Act.

10.7     Reliance

        (a) In respect of the Purchaser only, it has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes.

        (b) It is able to bear the economic risk of an investment in the Notes, has adequate means to provide for its current and contingent needs, has no need for liquidity with respect to an investment in the Notes, and can afford a complete loss of such investment.

11.     CHANGES TO THE PARTIES

        No Party may assign or transfer any of its rights or obligations under this Agreement unless, in the case of the Transferring Finance Parties only, the transferee agrees to be bound by the terms of this Agreement by execution of an accession letter in the form attached as Schedule 4 (Form of Accession Letter).

12.     DEFAULT INTEREST

(a) If a Party fails to pay any amount payable by it under this Agreement to another Party, (the non-defaulting Party) it must, on demand by the non-defaulting Party, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment.

(b) Interest on an overdue amount is payable at a rate equal to the aggregate of:

        (i)     one per cent. per annum; and

        (ii) the rate quoted in the London interbank market on the relevant rate fixing day for the offering of deposits in the currency of the overdue amount during the period of non-payment, as shown on the appropriate Telerate page.

(c)     For the purpose of  determining  the relevant  rate under  sub-paragraph
        (b)(ii) above, the non-defaulting Party may (acting reasonably):

        (i)     select successive periods of any duration of up to three months;
                and

        (ii)    determine the appropriate rate fixing day for that period.

(d) Interest (if unpaid) on an overdue amount will be compounded at the end of each period selected by the non-defaulting Party under paragraph (c) above but will remain immediately due and payable.

(e) Any interest accruing under this Subclause accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the non-defaulting Party determines is market practice.

(f) For the avoidance of doubt, to the extent any Finance Document contains a default interest in respect of an amount referred to in this Agreement, that provision will apply in place of this in respect of payments under those Finance Documents.

13.     VAT

(a) Any amount payable under this Agreement by a Party is exclusive of any value added tax or any other tax of a similar nature which might be chargeable in connection with that amount. If any such value added tax is chargeable, that Party must pay (in addition to and at the same time as paying that amount) an amount equal to the amount of that value added tax.

(b) The obligation of any Party under paragraph (a) above will be reduced to the extent that the recipient determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant value added tax.

14.     PAYING AGENT

14.1    Appointment and duties of the Paying Agent

(a) Each Transferring Finance Party irrevocably appoints the Paying Agent to act as its agent under this Agreement.

(b) Each Transferring Finance Party irrevocably authorises the Paying Agent to perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(c) The Paying Agent has only those limited duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature. Those duties are expected to have come to an end after Clause 3.4 (Application of the Consideration) has been complied with.

14.2     No fiduciary duties

         Except as specifically provided in this Agreement:

        (a) nothing in this Agreement makes the Paying Agent a trustee or fiduciary for any other Party or any other person; and

        (b) the Paying Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

14.3    Individual position of the Paying Agent

        If it is also a Transferring Finance Party, the Paying Agent has the same rights and powers under this Agreement as any other Transferring Finance Party and may exercise those rights and powers as though it were not the Paying Agent.

14.4    Reliance

        The Paying Agent may:

        (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

        (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

        (c) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Paying Agent); and

        (d) act under the Finance Documents through its personnel and agents.

14.5    Transferring Finance Parties' instructions

(a) The Paying Agent is fully protected if it acts on the instructions of the Transferring Finance Parties in the exercise of any right, power or discretion or any matter not expressly provided for in this Agreement. In the absence of instructions, the Paying Agent may act as it considers to be in the best interests of all the Transferring Finance Parties.

(b) The Paying Agent is not authorised to act on behalf of a Transferring Finance Party (without first obtaining that Transferring Finance Party's consent) in any legal or arbitration proceedings in connection with this Agreement.

(c) The Paying Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Transferring Finance Parties.

14.6    Responsibility

        The Paying Agent is not responsible to any Transferring Finance Party for the adequacy, accuracy or completeness of:

        (a)     this Agreement or any other document; or

        (b) any statement or information (whether written or oral) made in or supplied in connection with this Agreement or any other document.

14.7     Exclusion of liability

(a) The Paying Agent is not liable or responsible to any Transferring Finance Party for any action taken or not taken by it in connection with this Agreement, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Paying Agent in respect of any claim it might have against the Paying Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with this Agreement. Any officer, employee or agent of the Paying Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

14.8    Information

(a) The Paying Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Paying Agent by a Party for that person.

(b) The Paying Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)     Except as provided above, the Paying Agent has no duty:

        (i) either initially or on a continuing basis to provide any Transferring Finance Party with any credit or other information concerning the risks arising under or in connection with this Agreement whether coming into its possession before, on or after the date of this Agreement; or

        (ii) to request any certificate or other document from any Party as to any matter.

(d) In acting as the Paying Agent, the agency division of the Paying Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Paying Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Paying Agent may be treated as confidential by the Paying Agent and will not be treated as information possessed by the Paying Agent in its capacity as such.

(e) The Paying Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group or the Purchaser solely for the purpose of evaluating whether any waiver or amendment is required to any term of this Agreement.

(f) Each of the Guarantor, the Company (on behalf of itself and the other Obligors), the Note Issuer and the Purchaser irrevocably authorises the Paying Agent to disclose to the Transferring Finance Parties any information which, in its opinion, is received by it in its capacity as the Paying Agent.

14.9    Indemnities

        Each Transferring Finance Party shall severally indemnify the Paying Agent for that Transferring Finance Party's share (based on the proportion which such Transferring Finance Party's Principal Debt bears to the Total Principal Debt) of any loss or liability incurred by the Paying Agent in acting as the Paying Agent, except to the extent that the loss or liability is caused by the Paying Agent's gross negligence or wilful misconduct.

14.10   Compliance

        The Paying Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

14.11   Relationship with Transferring Finance Parties

        The Paying Agent may treat each Transferring Finance Party as a Transferring Finance Party, entitled to payments under this Agreement until it has received not less than five Business Days' prior notice from that Transferring Finance Party to the contrary.

15.     GUARANTEE AND INDEMNITY

15.1    Guarantee and indemnity

        The Guarantor irrevocably and unconditionally:

        (a)     guarantees  to  each   Transferring   Finance   Party   punctual
                performance by the Purchaser of all its obligations under this Agreement;

        (b) undertakes with each Transferring Finance Party that, whenever the Purchaser does not pay any amount when due under this Agreement, it must immediately on demand by the Paying Agent pay that amount as if it were the principal obligor; and

        (c) indemnifies each Transferring Finance Party immediately on demand against any loss or liability suffered by that Transferring Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Transferring Finance Party would otherwise have been entitled to recover.

15.2    Continuing guarantee

        This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Purchaser under this Agreement, regardless of any intermediate payment or discharge in whole or in part. This guarantee is a guarantee of payment and not of collection.

15.3    Reinstatement

(a) If any discharge (whether in respect of the obligations of the Purchaser or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b) Each Transferring Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4    Waiver of defences

        The obligations of the Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Transferring Finance Party). This includes:

        (a)     any time or waiver granted to, or composition with, any person;

        (b) any release of any person under the terms of any composition or arrangement;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

        (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

        (f) any amendment (however fundamental) of this Agreement or any other document or security; or

        (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under this Agreement or any other document or security.

15.5    Immediate recourse

        The Guarantor waives any right it may have of first requiring any Transferring Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause.

15.6    Appropriations

        Until all amounts which may be or become payable by the Purchaser under this Agreement have been irrevocably paid in full, each Transferring Finance Party (or any trustee or agent on its behalf) may without affecting the liability of the Guarantor under this Clause:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Transferring Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

        (b) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

        (c) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause.

15.7    Non-competition

        Unless:

        (a) all amounts which may be or become payable by the Purchaser under this Agreement have been irrevocably paid in full; or

        (b)     the Paying Agent otherwise directs,
        the Guarantor will not, after a claim has been made or by virtue of any payment or performance by it under this Clause:

        (i) be subrogated to any rights, security or moneys held, received or receivable by any Transferring Finance Party (or any trustee or agent on its behalf);

        (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause;

        (iii) claim, rank, prove or vote as a creditor of the Purchaser or its estate in competition with any Transferring Finance Party (or any trustee or agent on its behalf); or

        (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of the Purchaser, or exercise any right of set-off as against the Purchaser.

        The Guarantor must hold in trust for and immediately pay or transfer to the Paying Agent for the Transferring Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Paying Agent under this Clause.

15.8    Additional security

        This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Transferring Finance Party.

16.     MISCELLANEOUS

16.1    Set-off and counterclaims

        All payments under this Agreement shall be made without set-off or counterclaim and free and clear of and without liability or withholding or deduction for or on account of any present or future taxes of whatever nature.

16.2    Transfer fees

        The Purchaser shall not be liable to account for any recordation, processing, transfer or similar fee payable to the Agent under the Credit Agreement in connection with the transaction to the Agent on the date upon which such fee is payable under the Credit Agreement.

16.3    Stamp duty

        Stamp duties and other applicable transfer taxes and duties (including notarial fees) and any costs attributable to the transfer of security are payable by the Purchaser.

16.4    Breakfunding

        No breakfunding compensation shall be paid to the Transferring Finance Parties even if the Completion Date is not an interest payment date in respect of the Principal Debt.

16.5    Costs and expenses

        Without prejudice to any existing arrangements under the Finance Documents or otherwise, the Obligors shall, on the Completion Date, pay the out-of-pocket costs and expenses (including legal expenses) of the Transferring Finance Parties in connection with the preparation, negotiation and execution of this Agreement and each of the other documents contemplated herein (the Documentation) except that no fees of the Steering Committee owing under the Co-ordinators' Engagement Letters shall become due or payable or be demanded on or before the Completion Date. The Purchaser shall bear its out-of-pocket costs and expenses (including legal expenses) in connection with the preparation, negotiation and execution of the Documentation.

16.6    Acknowledgements and consents

        Each Obligor (as evidenced by the Company's execution of this Agreement)
        acknowledges   (and,   to  the  extent   necessary,   consents  to)  the
        transactions contemplated by this Agreement.

16.7    Independent investigation

(a) The Purchaser and each Transferring Finance Party acknowledges to the other that it is a sophisticated buyer or seller (as the case may be) with respect to the transactions contemplated under this Agreement and has such information as it deems appropriate under the circumstances (however obtained), concerning, for example, the business and financial condition of the Obligors, to make an informed decision regarding the transactions contemplated under this Agreement. The Purchaser and each Transferring Finance Party hereby agrees that it has independently made its own analysis and decision to enter into the transactions contemplated under this Agreement, based on such information as it has deemed appropriate under the circumstances, and without reliance on the Purchaser, any Transferring Finance Party or any other Transferring Finance Party.

(b) In addition, and except only as otherwise specified in this Agreement, each Transferring Finance Party does not make, and the Purchaser does not rely upon, any representation, warranty or condition (express or implied) about, and each Transferring Finance Party shall have no liability or responsibility to the Purchaser for any non-performance of the Finance Documents by any Obligor or the financial condition of any Obligor.

16.8    No recourse

(a) Each Transferring Finance Party notifies the Purchaser and the Purchaser acknowledges that, except as otherwise specified in this Agreement:

        (i) each Transferring Finance Party shall have no obligation to repurchase or reacquire all or any part of the Debt from the Purchaser or to support any losses directly or indirectly sustained or incurred by the Purchaser for any reason whatsoever, including the non-performance by any Obligor under the Finance Documents of its obligations; and

        (ii) any rescheduling or renegotiation of the Debt shall be for the account of, and the responsibility of, the Purchaser, who will be subject to the rescheduled or renegotiated terms.

(b) After the Completion Date no Transferring Finance Party shall have any recourse to any Debt transferred to the Purchaser under this Agreement or to any payment made by any Obligor pursuant to the Finance Documents on or after the Completion Date.

16.9    Information

        The Purchaser and each Transferring Finance Party acknowledges that the other may possess material information not known to it. The Purchaser and each Transferring Finance Party agrees that the other shall have no liability with respect to the non-disclosure of any such information except to the extent that such information renders inaccurate an express representation made pursuant to this Agreement by the Party possessing such information.

17.     NOTICES

17.1    In writing

        (a) Any communication (other than a consent from the Panel) in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or by fax.

        (b) Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

17.2    Contact details

(a) The contact details of the Paying Agent for all notices in connection with this Agreement are:

        Address:        Debt Financing,  Support and Agency Services,  HSBC Bank
                        plc
                        Level 17, 8 Canada Square, London E14 5HQ
        Fax number:     +44 (0)20 7991 4351
        Attention:      Claudine Todd.

(b) The contact details of the Guarantor and the Purchaser for all notices in connection with this Agreement are:

         Address:       27 Farm Street, London W1J 5RJ
         Fax:           +44 (0) 20 7499 9125
         Attention of:  Finance Director/Company Secretary

(c) The contact details of the Company and the Note Issuer for all notices in connection with this Agreement are:

         Address:       121 - 141 Westbourne Terrace, London W2 6JR
         Fax number:    +44 (0) 20 7706 3820
         Attention:     Finance Director / Company Secretary.

(d) The contact details for each Transferring Finance Party are as set out under its signature on the execution pages to this Agreement.

(e) Any Party may change its contact details by giving five Business Days' notice to the Purchaser and the Paying Agent.

(f) Where a Party nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

17.3    Effectiveness

(a) Except as provided below, any notice in connection with this Agreement will be deemed to be given as follows:

        (i)     if delivered in person, at the time of delivery;

        (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

        (iii)   if by fax, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)     A notice to a Party will only be effective on actual receipt by it.

18.     LANGUAGE

        Any notice given in connection with this Agreement must be in English.

19.     SEVERABILITY

        If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

        (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

        (b)     the   legality,   validity  or   enforceability   in  any  other
                jurisdiction of that or any other term of this Agreement.

20.     WAIVERS AND REMEDIES CUMULATIVE

        The rights of each Party under this Agreement:

        (a)     may be exercised as often as necessary;

        (b) are cumulative and not exclusive of its rights under the general law; and

        (c)     may be waived only in writing and specifically.

        Delay in exercise or non-exercise of any right is not a waiver of that right.

21.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

        Transmission by fax of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

22.     GOVERNING LAW

        This Agreement is governed by English law.

23.     Enforcement

23.1    JURISDICTION

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute and each Party waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

23.2    Waiver of immunity

        Each Party irrevocably and unconditionally:

        (a) agrees not to claim any immunity from proceedings brought against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

        (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

        (c)     waives all rights of immunity in respect of it or its assets.

23.3    Waiver of trial by jury

        EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date first appearing above.

                                   SCHEDULE 1

                          TRANSFERRING FINANCE PARTIES

Part 1

Transferring Noteholders                                          Principal Debt

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                         $56,062,000

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                           $2,938,000

PRUCO LIFE INSURANCE COMPANY                                         $1,000,000

HARTFORD LIFE INSURANCE COMPANY (PRUDENTIAL                          $5,000,000
PRIVATE PLACEMENT INVESTORS, L.P., as Investment Advisor)

MOORE U.S. RESTRUCTURING LP                                          $2,500,000

DEUTSCHE BANK AG, LONDON BRANCH                                      $3,000,000

STRATEGIC VALUE MASTER FUND LTD.                                     $7,500,000

Total (indicative as at 16th June, 2003)                            $78,000,000

Part 2

Transferring Banks                                           Principal Debt

CARGILL FINANCIAL MARKETS PLC                            (pounds)4,869,815.87

HSBC BANK PLC                                            (pounds)15,358,650.06

THE ROYAL BANK OF SCOTLAND PLC                           (pounds)12,736,441.50

THE BANK OF NEW YORK                                     (pounds)15,358,650.06

ALLIED IRISH BANKS, PLC                                  (pounds)8,116,359.52

CCF SA                                                   (pounds)4,869,815.87

DEUTSCHE BANK AG, LONDON                                 (pounds)12,249,048.23

FLEET NATIONAL BANK                                      (pounds)12,736,441.50

GOLDMAN SACHS CREDIT PARTNERS L.P.                       (pounds)7,055,822.24

LLOYDS TSB BANK PLC                                      (pounds)12,736,441.50

THE GOVERNOR AND COMPANY OF THE BANK OF                  (pounds)12,736,441.50
SCOTLAND

WESTLB AG, LONDON BRANCH                                 (pounds)11,113,169.68

Total (indicative as at 16th June, 2003, assuming        (pounds)129,937,097.53
Overdraft Net Balance is zero)

                                   SCHEDULE 2

                        FORM OF SUBSTITUTION CERTIFICATE


To:  HSBC Bank plc (as the successor to HSBC Investment Bank plc)
     8 Canada Square
     London
     E14

     Attention:  Syndicated Agency

                                                    [Date]

                            Substitution Certificate
                            ------------------------

This Substitution Certificate relates to an Agreement (the Agreement) dated 4th July, 2000 between Cordiant Communications Group plc as the Parent (1), the companies whose names, registered numbers and registered offices are set out in schedule 1 thereto as Original Borrowers or Original Overdraft Borrowers (2), The Bank of New York and HSBC Bank plc (as the successor to HSBC Investment Bank plc) as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in schedule 2 thereto as Banks (4) HSBC Bank plc (as the successor to HSBC Investment Bank plc) as Agent, Security Trustee and Common Security Trustee (5), The Bank of New York as Swingline Bank (6) and HSBC Bank plc as Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced) and the Security Trust Deed, the Common Security Trust
Deed and the Intercreditor Agreement defined and referred to therein. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1. Each of the Banks listed in schedule 2 below (together the Existing Banks and individually an Existing Bank) (a) confirms the accuracy of the summary of its Commitment and Contribution set out in schedule 1 to this Substitution Certificate; and (b) requests [ ] (the Substitute) to accept by way of novation the portion of its Commitment and Contribution specified in schedule 1 to this Substitution Certificate by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2. The Substitute hereby requests the Agent (on behalf of itself, the other Bank Finance Parties, the Obligors and all other parties to the Agreement and the Security Trust Deed) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause
     18.3 of the Agreement and clause 10.3 of the Security Trust Deed so as to take effect in accordance with the terms on [date of transfer], (the Transfer Date) or such later date as may be determined in accordance with the terms thereof.

3. The Agent (on behalf of itself, the other Bank Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust
     Deed) confirms the novations effected by this Substitution Certificate pursuant to and for the purposes of clause 18.3 of the Agreement and clause
     10.3 of the Security Trust Deed so as to take effect in accordance with the respective terms thereof.

4.   The Substitute confirms:

     (a)  that  it  has  received   copies  of  the   Agreement  and  all  other
          documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has not relied upon any statement, opinion, forecast or other representation or warranty made by the Existing Banks, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent to induce it to enter into this Substitution Certificate;

     (c) that it has made and will continue to make, without reliance on the Existing Banks or any other Bank Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of each Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement;

     (d) that neither the Existing Banks nor any other Bank Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 19.3.1 and 19.5.1 of the Agreement

     (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Bank Finance Documents and the Substitution Certificate and has not relied and will not rely on the Existing Banks, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent or any statements made by any of them in that respect;

     (f) that, accordingly, none of the Existing Banks, the Arrangers, the Security Trustee, the Common Security Trustee and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitutes in respect of, any of the foregoing matters or any other matter referred to in clause 19.7 of the Agreement;

     (g)  that it is not a Qualifying Bank.

5. Execution of this Substitution Certificate by the Substitute constitutes its representation to each of the Existing Banks and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6. The Substitute hereby undertakes to each of the Existing Banks, the other Bank Finance Parties, the Borrowers and the other parties to the Agreement and the Security Trust Deed that it will perform in accordance with its terms all those obligations which by the terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Substitution Certificate by the Agent.

7. Without limiting the above paragraphs, nothing in this Substitution Certificate obliges any of the Existing Banks to:

     (a) accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

     (b) support any losses incurred by the Substitute by reason of any non-performance by any Obligor or any other party to the Bank Finance Documents or any document relating thereto of any of its obligations under the same.

8. This Substitution Certificate may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

9. This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law. Clauses 21.2 and 21.3 of the Agreement inclusive are incorporated herein by reference.

     Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar investment.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                   Schedule 1

[Parties and numbers to be finalised prior to signing]

      Existing Bank                     Amount of            Amount of      Portion of
                                       Commitment           Contribution    Commitment
                                                                               and
                                                                            Contribution
                                        (pounds)              (pounds)      Transferred

Allied Irish Banks, Plc                 8,443,020.17                            All

CCF SA                                  5,065,812.27                            All

Deutsche Bank AG, London               12,742,037.97                            All

Fleet National Bank                    13,249,047.45                            All

Goldman Sachs Credit Partners L.P.      7,339,799.23                            All

HSBC Bank plc                          15,976,792.53                            All

Lloyds TSB Bank plc                    13,249,047.45                            All

The Bank of New York                   15,976,792.53                            All

The Governor and Company of the        13,249,047.45                            All

Bank of Scotland

The Royal Bank of Scotland plc         13,249,047.45                            All

WestLB AG, London Branch               11,560,443.50                            All

Cargill Financial  Markets plc          5,065,812.26                            All


                      Administrative Details of Substitute



Lending office:

Account for payments:

Telephone:

Telefax:



Attention:

                                   Schedule 2

                               The Existing Banks


ALLIED IRISH BANKS, PLC
CCF SA
CARGILL FINANCIAL MARKETS PLC
DEUTSCHE BANK AG, LONDON
FLEET NATIONAL BANK
GOLDMAN SACHS CREDIT PARTNERS L.P.
HSBC BANK PLC
LLOYDS TSB BANK PLC
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
THE BANK OF NEW YORK
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
THE ROYAL BANK OF SCOTLAND PLC
WESTLB AG, LONDON BRANCH

                                   Signatures

The Substitute

WPP NO. 2337 LIMITED

By:

Date:

The Existing Banks

ALLIED IRISH BANKS, PLC

By:

Date:



CCF SA

By:

Date:



CARGILL FINANCIAL MARKETS PLC

By:

Date:



DEUTSCHE BANK AG, LONDON

By:

Date:



FLEET NATIONAL BANK

By:

Date:

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:

Date:



HSBC BANK PLC

By:

Date:



LLOYDS TSB BANK PLC

By:

Date:



MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:

Date:



THE BANK OF NEW YORK

By:

Date:



THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Date:



THE ROYAL BANK OF SCOTLAND PLC

By:

Date:

WESTLB AG, LONDON BRANCH

By:

Date:



The Agent

HSBC BANK PLC

By:



on its own behalf and on behalf of the other Bank Finance Parties, the Obligors and all other parties to the Agreement and the Security Trust Deed.

Date

                                   SCHEDULE 3

                                 ACCOUNT DETAILS

THE PAYING AGENT
HSBC Bank plc Sort Code 40-05-15
Account Number [57548467]

                                   SCHEDULE 4

                            FORM OF ACCESSION LETTER

To: [             ]

THIS LETTER dated [ ], is supplemental to a debt transfer agreement (the Debt Transfer Agreement) dated [ ] June, 2003 between, among others, Cordiant Communications Group plc, Cordiant Finance, Inc., the Transferring Noteholders described therein, the Transferring Banks described therein, HSBC Bank plc as Common Security Trustee and Paying Agent, WPP No. 2337 Limited, WPP Group plc and [ ].

Words and expressions defined in the Debt Transfer Agreement have the same meaning when used in this letter.

[NAME OF NOTEHOLDER / BANK FINANCE PARTY] hereby agrees with each other person who is or who becomes a party to the Debt Transfer Agreement that with effect on and from the date hereof it will be bound by and benefit from the Debt Transfer Agreement as a *[Noteholder/Bank Finance Party], with the holding / participation and Commitment specified below, as if it had been party originally to the Debt Transfer Agreement in that capacity. Its Principal Debt under the Finance Documents as of the date hereof is US$ / (pounds)[ ].

The address for notices of [ ] for the purposes of Clause 15 (Notices) of the Debt Transfer Agreement is:

Address: [        ]
Fax Number: [         ]
Attention: [      ]



This letter is governed by English law.



Signed:


..............................................
[Noteholder/Bank Finance Party]





*Delete as applicable

                                   SIGNATORIES


Company

CORDIANT COMMUNICATIONS GROUP PLC

By: /s/ ANDREW BOLAND



Note Issuer

CORDIANT FINANCE, INC.

By: /s/ ANDREW BOLAND



Transferring Noteholders



/s/ Paul Price

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Address:    100 Mulbery Street, Newark, NJ 07102


Fax number: +1 973 802 2333

Attention:  Paul Price



/s/ Paul Price

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Address:    100 Mulbery Street, Newark, NJ 07102


Fax number: +1 973 802 2333

Attention:  Paul Price

/s/ Paul Price

PRUCO LIFE INSURANCE COMPANY


Address:    100 Mulbery Street, Newark, NJ 07102


Fax number: +1 973 802 2333

Attention:  Paul Price



/s/ Paul Price

HARTFORD LIFE INSURANCE COMPANY

By:          Prudential Private Placement Investors, L.P.
             (as Investment Advisor)
By:          Prudential Private Placement Investors, Inc.
             (as its General Partner)

Address:     100 Mulbery Street, Newark, NJ 07102


Fax number:  +1 973 802 2333

Attention:   Paul Price



/s/ JEAN-LOUIS LELOGEAIS

MOORE U.S. RESTRUCTURING LP

Address:       10 East 53rd Street, 33rd Floor, New York, NY 10022


Fax number:    +1 212 521 5860

Attention:     David Chasen

/s/ JEAN-LOUIS LELOGEAIS

STRATEGIC VALUE MASTER FUND LTD.

Address:       10 East 53rd Street, 33rd Floor, New York, NY 10022


Fax number:    +1 212 521 5860

Attention:     David Chasen



/s/ L. POWELL     /s/ SIMON MULLALY

DEUTSCHE BANK AG, LONDON BRANCH

Address:          Winchester House
                  1 Great Winchester Street
                  London EC2N 2DB

Fax number:

Attention:        L. POWELL/ B. MORISON



Transferring Banks



ALLIED IRISH BANKS, PLC

By:       /s/ MICHAEL BARRY

Address:       Corporate Banking Britain
               St Helen's
               1 Undershaft
               London EC3A 8AB

Fax number:    00 44 (0) 20 7090 7101

Attention:     Michael Barry/Sarah Murtagh

CCF SA

By:       /s/ DIRK VAN DORP, Senior Manager, CCF SA

Address:       Tour Montparnasse
               33 Avenue Du Maine
               75755 Paris Cedex 15
               France

Fax number:    00 33 (1) 5813 0301

Attention:     Dirk Van Dorp
               cc Guillaume Rouxel
               CCF Montparnasse

               00 33 (1) 4321 2990
               00 331 5813 8044


CARGILL FINANCIAL MARKETS PLC

By:       /s/ JOHN R. S. BRICE

Address:       Knowle Hill Park
               Fairmile Lane
               Cobham
               Surrey KT11 2PD
               UK

Fax number:    00 44 (0) 1932 576 012

Attention:     Greg Belonogoff





DEUTSCHE BANK AG, LONDON

By:       /s/ L. POWELL     /s/ ROBERT FOULSTON


Address:       Winchester House
               1 Great Winchester Street
               London EC2N 2DB

Fax number:      +44 20 7547 2707

Attention:       L. Powell / B. Morison

FLEET NATIONAL BANK

By:      /s/ G. Christopher Miller, Authorised Officer, Senior Workout Officer


Address:      100 Federal Street
              Boston, MA 02110, USA

Fax number:   617-434-4775

Attention:    G. Christopher Miller



GOLDMAN SACHS CREDIT PARTNERS L.P.

By:      /s/ C TODD

Address:     Peters Hill
             1 Carter Lane
             London EC4V 5ER

Fax number:

Attention:



HSBC BANK PLC

By:      /s/ Mark Haines, Senior Manager

Address:     Media/Telecoms Group
             Level 24
             8 Canada Square
             London E145HQ
             UK

Fax number:  020 7260 4800

Attention:   Gary Lee

LLOYDS TSB BANK PLC

By:      /s/ A M DENSEM

Address:     2nd Floor
             Great Surrey House
             203 Blackfriars Road
             London SE1 8NH
             UK

Fax number:      020 7463 1150

Attention:       A M Densem



THE BANK OF NEW YORK

By:      /s/ GERALD M. DORKIN, Vice President

Address:     Level 48
             One Canada Square
             London E14 5AL
             UK

Fax number:      00 44 (0) 20 7964 6193

Attention:       Beatrice DuPont de Rivaltz



THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:      /s/ ALLAN RAMSAY

Address:     Level 7
             Bishopsgate Exchange
             155 Bishopsgate
             London EC2M 3YB
             UK

Fax number:     0207-012-9459

Attention:      Allan Ramsay

THE ROYAL BANK OF SCOTLAND PLC

By:      /s/ IAN ROBERTS

Address:     135 Bishopsgate
             London EC2M 3YB
             UK

Fax number:      020 7672 0324

Attention:       Wendy Renwick



WESTLB AG, LONDON BRANCH

By:      /s/ TIM SAI LOUIE

Address:     Woolgate Exchange
             25 Basinghall Street
             London EC2V 5HA

Fax number:      00 44 (0) 20 7020 7620

Attention:       Credit Administration



Common Security Trustee

HSBC BANK PLC

By:      /s/ C TODD


Address:    Level 17
            8 Canada Square
            London E14 5HQ

Fax number: +44 020 7991 4351

Attention:  Debt Finance, Support & Agency Services

Agent

HSBC BANK PLC

By:      /s/ C TODD


Address:     Level 17
             8 Canada Square
             London E14 5HQ

Fax number:  +44 020 7991 4351

Attention:   Debt Finance, Support & Agency Services



Security Trustee

HSBC BANK PLC

By:          /s/ C TODD


Address:       Level 17
               8 Canada Square
               London E14 5HQ

Fax number:    +44 020 7991 4351

Attention:     Debt Finance, Support & Agency Services



Paying Agent

HSBC BANK PLC

By:      /s/ C TODD


Address:     Level 17
             8 Canada Square
             London E14 5HQ

Fax number:  +44 020 7991 4351

Attention:   Debt Finance, Support & Agency Services

Overdraft Bank

HSBC BANK PLC

By:      /s/ MARK HAINES


Address:     Media / Technology Group
             Level 24
             8 Canada Square
             London E14 5HQ

Fax number:  020 7260 4800

Attention:   Gary Lee



Swingline Bank

FLEET NATIONAL BANK

By:      /s/ G. Christopher Miller, Authorised Officer, Senior Workout Officer


Address:     100 Federal Street
             Boston, MA 02110, USA

Fax number:  617-434-4775

Attention:   G. Christopher Miller



Purchaser

WPP NO. 2337 LIMITED

By:      /s/ PAUL RICHARDSON



Guarantor

WPP GROUP PLC

By:      /s/ PAUL RICHARDSON